UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2021

W Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-24520	04-3021770
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

625 N. Flagler Drive, Suite 600

West Palm Beach, FL 33401

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (561) 514-0936

9440 Santa Monica Blvd., Suite 301

Beverly Hills, CA 90210

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On November 18, 2021, W Technologies, Inc. (the “Company”) entered into that certain Redemption Agreement (the “Redemption Agreement”), dated as of November 18, 2021, by and among the Company and the following stockholders of the Company: Balance Labs, Inc. (“Balance Labs”), Lyons Capital, LLC (“Lyons Capital”), Jessica Beren, 2018 Investor Trust, Aros, LLC, Rachel Jacobs and Avon Road Associates, LLC (collectively, the “Redeeming Stockholders”). Pursuant to the terms of the Redemption Agreement, the Redeeming Stockholders agreed to sell, and the Company agreed to purchase, an aggregate of 163,432,468 shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), representing 70.0% of the shares of Common Stock held by the Redeeming Stockholders, at a purchase price of $0.000001 per share (the “Redemption”).

On November 18, 2021, pursuant to the terms of the Redemption Agreement, the Company paid an aggregate of $163 to the Redeeming Stockholders in exchange for the transfer of a total of 163,432,468 shares of Common Stock (the “Redeemed Shares”). As a result of the Redemption, the Redeemed Shares were cancelled and returned to the status of authorized and unissued shares of Common Stock.

Prior to the Redemption, there were two greater than 5% stockholders of the Company: Balance Labs and Lyons Capital. Prior to the Redemption, Balance Labs and Lyons Capital owned 119,584,736 and 56,945,112 shares of Common Stock, respectively, representing 46.1% and 22.0%, respectively, of the outstanding Common Stock. Following the Redemption but prior to the Share Purchases (as hereinafter defined), there were five greater than 5% stockholders: Balance Labs, Lyons Capital, Mid Atlantic Capital Associates, Inc. (“MACA”), Leone Group, LLC (“Leone”) and American Capital Ventures, Inc. (“ACV”). Following the Redemption but prior to the Share Purchases, such stockholders’ ownership of the Common Stock was as follows:

Name of Stockholder	No. of Shares of Common Stock Owned Following Redemption	Percentage of Outstanding Common Stock Held Following Redemption
Balance Labs	35,875,421	37.38%
Lyons Capital	17,083,534	17.80%
MACA	7,678,732	8.00%
Leone	7,083,957	7.38%
ACV	7,083,957	7.38%

As disclosed in Item 3.02 of this Current Report on Form 8-K, on November 18, 2021 but subsequent to the Redemption, the Company sold shares of Common Stock to MACA, Leone and ACV, thereby increasing their respective percentage ownership and decreasing the percentage ownership of Balance Labs and Lyons Capital. The information provided in Item 3.02 below is incorporated by reference into this Item 1.01.

The information set forth above is qualified in its entirety by reference to the actual terms of the Redemption Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 3.02. Unregistered Sales of Equity Securities.

Also on November 18, 2021, following the Redemption:

(i)

Pursuant to a subscription agreement dated November 18, 2021 (the “MACA Subscription Agreement”), MACA purchased 17,321,268 shares of Common Stock from the Company for a purchase price of $1,732 (representing a $0.0001 purchase price per share) (the “MACA Purchase”);

(ii)

Pursuant to a subscription agreement dated November 18, 2021 (the “Leone Subscription Agreement”), Leone purchased 81,716,234 shares of Common Stock from the Company for a purchase price of $8,172 (representing a $0.0001 purchase price per share) (the “Leone Purchase”); and

(iii)

Pursuant to a subscription agreement dated November 18, 2021 (the “ACV Subscription Agreement”), ACV purchased 81,716,234 shares of Common Stock from the Company for a purchase price of $8,172 (representing a $0.0001 purchase price per share) (the “ACV Purchase” and collectively with the MACA Purchase and the ACV Purchase, the “Share Purchases”).

The information set forth above is qualified in its entirety by reference to the actual terms of the MACA Subscription Agreement, the Leone Subscription Agreement, and the ACV Subscription Agreement, copies of which are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively, and incorporated herein by reference.

The securities issuances pursuant to the Share Purchases were exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance on the exemptions provided by Regulation D and Section 4(a)(2), as applicable under the Securities Act.

Following the Share Purchases, the Company had five greater than 5% holders of Common Stock as follows:

Name of Stockholder	No. of Shares of Common Stock Purchased	No. of Shares of Common Stock Owned Following Share Purchases	Percentage of Outstanding Common Stock Held Following Share Purchases
Balance Labs	35,875,421	35,875,421	12.96%
Lyons Capital	17,083,534	17,083,534	6.17%
MACA	17,321,268	25,000,000	9.03%
Leone	81,716,234	88,800,191	32.09%
ACV	81,716,234	88,800,191	32.09%

Item 5.01. Changes in Control of Registrant.

On November 18, 2021, the Board of Directors (the “Board”) of the Company increased the size of the Board from two members to four members and named Laura Anthony and Howard Gostfrand as directors of the Company to fill the newly created vacancies, to serve in such positions until their earlier respective death, resignation or removal from office. Ms. Anthony was also appointed Chairman of the Board. Ms. Anthony is the sole owner of Leone. Mr. Gostfrand is the sole owner of ACV. At the same time, the Board also appointed (i) Mr. Gostfrand to serve as Chief Executive Officer and Principal Financial Officer of the Company; and (ii) Ms. Anthony to serve as President and Secretary of the Company. Immediately thereafter, Aleksandr Rubin and Meir Wexler resigned as members of the Board and Mr. Rubin resigned from all officer positions with the Company.

In addition, on November 18, 2021, as a result of the Redemption and the Share Purchases:

(i)	Balance Labs’ percentage ownership of the outstanding Common Stock decreased from 46.1% to 13.0%;
(ii)	Lyons Capital’s percentage ownership of the outstanding Common Stock decreased from 22.0% to 6.2%;
(iii)	MACA’s percentage ownership of the outstanding Common Stock increased from 3.0% to 9.0%;
(iv)	Leone’s percentage ownership of the outstanding Common Stock increased from 2.7% to 32.1%; and
(v)	ACV’s percentage ownership of the outstanding Common Stock increased from 2.7% to 32.1%.

The Redemption, the Share Purchases and the officer and director changes disclosed above resulted in a change in control of the Company.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As disclosed in Item 5.01 above, on November 18, 2021, the Board increased the size of the Board from two members to four members and named Ms. Anthony and Mr. Gostfrand as directors of the Company to fill the newly created vacancies, to serve in such positions until their earlier respective death, resignation or removal from office. Ms. Anthony was also appointed Chairman of the Board. At the same time, the Board also appointed (i) Mr. Gostfrand to serve as Chief Executive Officer and Principal Financial Officer of the Company; and (ii) Ms. Anthony to serve as President and Secretary of the Company. Immediately thereafter, Messrs. Rubin and Wexler resigned as members of the Board and Mr. Rubin resigned from all officer positions with the Company. Accordingly, following these officer and director changes, the officers and directors of the Company are:

Name	Positions with the Company
Howard Gostfrand	Chief Executive Officer, Principal Financial Officer and Director
Laura Anthony	President, Secretary and Director

Ms. Anthony, age 55, is the founding partner of Anthony L.G., PLLC, which she founded in 2001, a corporate, securities and business transactions law firm, and has been practicing law since 1993. Ms. Anthony provides corporate counsel to small-cap and middle market private and public companies. For 28 years, Ms. Anthony has served clients in areas including but not limited to compliance with Securities Act offer, sale and registration requirements, including private and public offerings; initial public offerings; follow-on offerings and PIPE transactions; compliance with NASDAQ and NYSE American initial and continued listing requirements; compliance with the initial quotation and maintenance of standards for the OTCQB and OTCQX; working with foreign private issuers; Regulation A/A+ offerings; compliance with the registration and reporting requirements under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); mergers and acquisitions; and general contract and business transactions. Ms. Anthony has served on the board of directors of Aditx, Inc. (Nasdaq: ADTX), a biotechnology company, since July 2020.

Ms. Anthony is also an owner and managing member of A.G. Capital Advisors, LLC (“AG Capital”), a consulting and advisory firm for small and middle market private and public companies.

Ms. Anthony has not been involved in any negative legal proceedings as enumerated in Item 401(f) of Regulation S-K either in the past ten years or ever.

Mr. Gostfrand, age 53, has been involved in the financial industry for over 26 years. Mr. Gostfrand formed ACV in 1999. As President and Founder of ACV, Mr. Gostfrand has worked closely with hundreds of public companies of various market capitalizations and diversified industries both domestic and international. His experience lies in consulting and guiding small-cap and middle market companies through implemented corporate strategy, investor outreach and financial marketing initiatives. Prior to founding ACV, he was a retail stockbroker focused on small-cap companies, having worked in New York City and South Florida.

ACV is an investor relations and consulting firm focused on assisting small public companies with their approach to the investment community. ACV has represented over 150 companies in diverse industries from all over the country as well as internationally. Mr. Gostfrand has worked closely with management teams and understands the challenges associated with being a small and micro-cap company. Mr. Gostfrand has no intention of acting as the investor relations representative for any entity the Company may complete a transaction with. Rather, his years of experience working with small public companies makes him highly qualified to act as Chief Executive Officer of the Company.

Mr. Gostfrand is also an owner and managing member of AG Capital.

Mr. Gostfrand has not been involved in any negative legal proceedings required to be disclosed as enumerated in Item 401(f) of Regulation S-K.

In addition, Ms. Anthony and Mr. Gostfrand founded AG Acquisition Group, Inc. (“AG I”), AG Acquisition Group II, Inc. (“AG II”), and AG Acquisition Group, III (“AG III”), each of which was organized as a blank check company. AG I is now defunct. AG I did not engage in a business combination with another entity, and did not effect any registered securities offerings. Ms. Anthony and Mr. Gostfrand have no current relationship with AG I.

Under Ms. Anthony’s and Mr. Gostfrand’s leadership, on November 8, 2018, AG II entered into a business combination with John Keeler & Co., Inc. (d/b/a Blue Star Foods), Blue Star Acquisition Corp. and John Keeler. Upon closing, Ms. Anthony and Mr. Gostfrand resigned all officer and director positions with AG II. Ms. Anthony and Mr. Gostfrand have no ongoing relationship with AG II (n/k/a Blue Star Foods Corp.), other than as stockholders. As of September 14, 2021, Ms. Anthony owns 356,289 shares of Blue Star Foods Corp.’s common stock, representing approximately 1.5% of Blue Star Foods Corp.’s outstanding shares as of August 31, 2021. As of September 14, 2021, Mr. Gostfrand owns 325,848 shares of Blue Star Foods Corp.’s common stock, representing approximately 1.4% of Blue Star Foods Corp.’s outstanding shares as of August 31, 2021. Subsequent to the business combination and Ms. Anthony’s and Mr. Gostfrand’s resignations, Blue Star Foods Corp. effected certain registered securities offerings. As part of the business combination, Blue Star Foods Corp. redeemed 4,625,000 shares from each of Ms. Anthony and Mr. Gostfrand. There was no cash or additional consideration paid, directly or indirectly, as part of the business combination or otherwise.

Since inception, AG III has only engaged in organizational efforts. AG III was formed to be used as a vehicle to pursue a business combination with an unidentified target. AG III has not yet conducted negotiations or entered into preliminary discussions with a target company.

The Company has not entered into an employment agreement with Ms. Anthony or Mr. Gostfrand.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description

10.1

Redemption Agreement dated as of November 18, 2021 by and between the registrant, Balance Labs, Inc., Lyons Capital, LLC, Jessica Beren, 2018 Investor Trust, Aros, LLC, Rachel Jacobs and Avon Road Associates, LLC.

10.2	Subscription Agreement dated as of November 18, 2021 by and between the registrant and Mid Atlantic Capital Associates, Inc.
10.3	Subscription Agreement dated as of November 18, 2021 by and between the registrant and Leone Group, LLC.
10.4	Subscription Agreement dated as of November 18, 2021 by and between the registrant and American Capital Ventures, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

W. Technologies, Inc.

Date: November 23, 2021	/s/ Laura Anthony
Laura Anthony
President